August 12, 2024

Exodus Reports Second Quarter 2024 Results

Revenue of $22.3 million, up 80% year-over-year in Q2

Exodus Movement, Inc. (OTCQX: EXOD), (the “Company” or “Exodus”) the leading self-custodial cryptocurrency software platform, today announced its results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Highlights (Unaudited)

In USD millions, except percentages	Q2 2024	Q2 2023	% Change
Revenue	$22.3	$12.4	80%
Cost of Revenues	10.8	7.1	51%
Total Operating Expenses	26.3	3.8	589%
General and administrative	9.1	4.0	126%
Loss (gain) on digital assets, net[1]	17.2	(0.2)	(8,673%)
(Loss) income from Operations	(14.7)	1.5	(1,113%)
Operating Margin	(66%)	12%
Net (Loss) Income	$(9.6)	$1.9	(614%)
Adjusted EBITDA	$5.8	$4.1	43%

“Our strong Q2 performance reflects our leadership in product innovation and the overall growth of the digital asset market,” said JP Richardson, CEO and co-founder of Exodus.

“We help everyday consumers control their own finances by removing the barriers and complexities of owning digital assets so they can easily navigate the broad range of web3 exchanges and digital assets in the market. With nearly a decade of experience, we’ve built a trusted brand that is being recognized not only by consumers but also other platforms. We are excited to see the early traction of our B2B strategy and are encouraged by our recent launch of our Passkeys product for developers.”

“In Q2, we delivered both high year-over-year revenue growth and operational excellence, which demonstrate the strength of our business model as well as the overall momentum of the digital asset market,” said James Gernetzke, CFO of Exodus. “While it’s expected that this market can fluctuate in the short term, we’ve built a resilient business model that is designed to sustain bear markets and thrive in bull markets. Given our long runway for growth, we intend to continue to make strategic investments in our platform, while delivering operational excellence. We believe the early traction of our B2B strategy will enable us to expand our footprint through our brand reputation and history of delivering a best-in-class digital wallet.”

Second Quarter Operational and Other Financial Highlights

Revenue by category

		% of 2024		% of 2023
Revenue ($ millions)	Q2 2024	Operating Revenue	Q2 2023	Operating Revenue
Exchange aggregation	$19.9	89.4%	$11.6	93.7%
Fiat on/off-boarding	1.0	4.3%	0.6	4.5%
Staking	0.5	2.3%	0.2	1.6%
Consulting	0.5	2.2%	-	-
Other	0.4	1.8%	<0.1	0.2%
Operating Revenues	$22.3	100.0%	$12.4	100.0%

●
Exchange provider processed volume was $1.05 billion in Q2 2024, up 78% from $0.59 billion in Q2 2023. Bitcoin, Tether (TRX Network), Tether (ETH Network), and Ethereum were the top assets traded in Q2 2024, at 25%, 15%, 12%, and 12% of volume, respectively.
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Monthly Active Users were 1.5 million in Q2 2024, compared to 1.2 million in Q2 2023.
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Digital assets and cash were $195.5 million, including $121.3 million in bitcoin and ethereum and $70.7 million in cash and cash equivalents, USDC, and treasury bills as of June 30, 2024.

Q2 2024 Webcast

Exodus will host a webcast of its second quarter 2024 fiscal results beginning at 5:00PM (Eastern Time) on August 12, 2024. To access the webcast, please use this link. It will also be carried on the Company’s website www.exodus.com.

Contact Exodus Customer Support
support@exodus.com

Contact Exodus Investor Relations
investors@exodus.com

About Exodus

Exodus is on a mission to help the world exit the traditional finance system. Founded in 2015, Exodus is a multi-asset software wallet that keeps design a priority to make cryptocurrency and digital assets easy for everyone. Available for desktop, mobile, and browser, Exodus allows users to secure and manage their digital assets through self-custodial functionality that is encrypted locally on users' own devices, ensuring privacy, security, and complete control over their wealth. Additionally, users can easily access third-party providers of services that allow for an industry-leading 20,000+ pairs of digital asset swaps along with the ability to buy digital assets. For more information, visit www.exodus.com.

Disclosure Information

Exodus uses the following as means of disclosing material nonpublic information and for complying with disclosure obligations under Regulation FD: websites exodus.com/investors and exodus.com/blog; press releases; public videos, calls and webcasts; and social media: Twitter (@exodus_io and JP Richardson's feed @jprichardson), Facebook, LinkedIn, and YouTube.

Exodus Movement, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except share and par value value)

	June 30,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$27,769	$11,376
U.S. dollar coin ($175 and $500 restricted as of June 30, 2024 and December 31, 2023, respectively)	507	517
Treasury bills	42,420	43,151
Accounts receivable	3,004	3,240
Prepaid expenses	2,108	1,440
Other current assets	345	5
Total current assets	76,153	59,729
OTHER ASSETS
Fixed assets, net	402	317
Digital assets	124,798	35,010
Software assets, net	8,035	8,051
Other long-term asset	40	-
Indefinite-lived assets	2,096	1,945
Other investments	100	100
Deferred tax assets	-	6,567
Total other assets	135,471	51,990
TOTAL ASSETS	$211,624	$111,719
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$2,195	$1,061
Other current liabilities	6,951	6,485
Total current liabilities	9,146	7,546
LONG-TERM LIABILITIES
Other long-term liabilities	435	412
Deferred tax liability	11,237	-
Total long-term liabilities	11,672	412
Total liabilities	20,818	7,958
STOCKHOLDERS' EQUITY
Preferred stock
$0.000001 par value, 5,000,000 shares authorized, no shares issued and outstanding	-	-
Class A Common Stock
$0.000001 par value, 300,000,000 shares authorized,	-	-
5,044,368 issued and outstanding as of June 30, 2024	-	-
4,320,005 issued and outstanding as of December 31, 2023	-	-
Class B Common Stock
$0.000001 par value, 27,500,000 shares authorized,	-	-
21,520,469 issued and outstanding as of June 30, 2024	-	-
21,760,855 issued and outstanding as of December 31, 2023	-	-
ADDITIONAL PAID IN CAPITAL	125,500	122,558
ACCUMULATED OTHER COMPREHENSIVE LOSS	(809)	(1,477)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	66,115	(17,320)
Total stockholders' equity	190,806	103,761
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$211,624	$111,719

Exodus Movement, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
OPERATING REVENUES	$22,308	$12,405	$51,368	$25,750
COST OF REVENUES	10,767	7,135	21,471	13,992
GROSS PROFIT	11,541	5,270	29,897	11,758
OPERATING EXPENSES
General and administrative	9,054	4,015	17,109	9,987
Loss (gain) on digital assets, net	17,232	(201)	(39,567)	(642)
Total operating expense (income)	26,286	3,814	(22,458)	9,345
(Loss) income from operations	(14,745)	1,456	52,355	2,413
OTHER INCOME
Staking and other income	405	17	555	33
Unrealized gain (loss) on investments	158	85	(86)	189
Interest income	695	468	1,642	871
Total other income	1,258	570	2,111	1,093
(Loss) income before income taxes	(13,487)	2,026	54,466	3,506
INCOME TAX BENEFIT (EXPENSE)	3,881	(157)	(9,285)	(864)
NET (LOSS) INCOME	$(9,606)	$1,869	$45,181	$2,642
OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(35)	(200)	668	(250)
COMPREHENSIVE (LOSS) INCOME	$(9,641)	$1,669	$45,849	$2,392
Net (loss) income per share
Basic net (loss) income per share of common stock - Class A	$(0.37)	$0.07	$1.72	$0.10
Basic net (loss) income per share of common stock - Class B	$(0.37)	$0.07	$1.72	$0.10
Diluted net (loss) income per share of common stock - Class A	$(0.37)	$0.06	$1.42	$0.08
Diluted net (loss) income per share of common stock - Class B	$(0.37)	$0.06	$1.42	$0.08
Weighted average number of shares and share equivalents outstanding
Weighted average number of shares used in basic computation - Class A	4,486	3,804	4,774	3,702
Weighted average number of shares used in basic computation - Class B	21,520	21,799	21,570	21,799
Weighted average number of shares used in diluted computation - Class A	4,486	7,300	8,185	7,207
Weighted average number of shares used in diluted computation - Class B	21,520	23,978	23,727	23,983

Exodus Movement, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$45,181	$2,642
Net cash provided by operating activities
Depreciation and amortization	2,511	2,181
Deferred tax expense	7,382	-
Impairment of digital assets	-	1,996
Gain on digital assets, net	(39,567)	(2,638)
Staking and other income	(555)	-
Unrealized loss (gain) on investments	86	(189)
Stock based compensation	3,741	3,505
Accrued interest income	(1,133)	(541)
Other operating activities settled in digital assets and USDC	(18,402)	(7,135)
Change in operating assets and liabilities:
Accounts receivable	(4)	-
Prepaid expenses	(618)	1,545
Other current assets	(340)	16
Other long-term asset	(40)	-
Accounts payable	1,144	421
Other current liabilities	(1,325)	236
Other long-term liabilities	23	-
Net cash (used in) provided by operating activities	(1,916)	2,039
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of domain name	(151)	-
Purchases of fixed assets	(188)	(10)
Purchase of treasury bills	(44,386)	(38,617)
Redemption of treasury bills	46,164	32,300
Purchases of digital assets	(2,534)	-
Disposal of digital assets held	20,631	-
Net cash provided by (used in) investing activities	19,536	(6,327)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of shares to pay employee withholding taxes	(1,227)	(324)
Exercise of stock options	-	1
Net cash used in financing activities	(1,227)	(323)
Change in cash and cash equivalents	16,393	(4,611)
Cash and cash equivalents
Beginning of period	11,376	20,494
End of period	27,769	15,883
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Non-cash issuance of stock	$10	$-
Non-cash capitalized software costs settled in digital assets
(including stock based compensation of $418 and $557 respectively)	$(2,364)	$(2,826)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$(3,252)	$(619)

Non-GAAP Financial Measures

Earnings before interest, taxes and depreciation and amortization (EBITDA) and Adjusted earnings before interest, taxes and depreciation and amortization (Adjusted EBITDA).

In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe Adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA may be helpful to investors because it provides consistency and comparability with past financial performance. However, Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures, including Adjusted EBITDA, differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

A reconciliation of net income, the most closely comparable GAAP measure, to Adjusted EBITDA to net income can be found below in the table captioned “Reconciliation of Net Income to Adjusted EBITDA.” Investors are encouraged to review the related GAAP financial measures and the reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We calculate Adjusted EBITDA as net income, adjusted to exclude provision for or benefit from income taxes, depreciation and amortization, interest expense, stock-based compensation expense, gains and losses on digital assets, unrealized gain or loss on investments, fair value gain or loss on derivatives, non-recurring legal reserves and related costs, and other loss.

The Company believes that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors. Management’s determination of the components of Adjusted EBITDA are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by industry analysts. Net income attributable to Exodus stockholders is reconciled to EBITDA and Adjusted EBITDA as follows:

	Three Months Ended June 30, 2024	Three Months Ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Net (loss) income	$(9,606)	$1,869	$45,181	$2,642
Interest income (including staking and other income)	(1,100)	(485)	(2,197)	(904)
Income tax (benefit) expense	(3,881)	157	9,285	864
Depreciation and amortization	1,268	1,194	2,511	2,181
EBITDA	(13,319)	2,735	54,780	4,783
Loss (gain) on digital assets, net	17,232	(201)	(39,567)	(642)
Unrealized (gain) loss on investments	(158)	(85)	86	(189)
Stock-based compensation	2,067	1,623	3,741	3,505
Adjusted EBITDA	$5,822	$4,072	$19,040	$7,457

Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined by the federal securities laws. All forward-looking statements are based upon our current expectations and various assumptions and apply only as of the date made. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that our expectations, beliefs and projections will be achieved. Forward-looking statements are generally identified by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “forecast,” as well as variations of such words or similar expressions. Forward-looking statements in this document include, but are not limited to, quotations from management regarding confidence in our products, services, business trajectory and plans, and certain business metrics.

Forward-looking statements include statements concerning:

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our business plans and strategy;
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projected profitability, performance or cash flows;
●
future capital expenditures;
●
our growth strategy, including our ability to grow organically and through mergers and acquisitions (“M&A”);
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anticipated financing needs;
●
business trends;
●
our capital allocation strategy;
●
liquidity and capital management; and
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other information that is not historical information.

There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements, including those set forth in “Item 1. Business” and “Item 1A. Risk Factors” in the Form 10, as well as in our other reports filed with the SEC from time to time. All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.